UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2006

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2006, MarineMax, Inc., a Delaware corporation (the "Company") entered into Amendment No. 2 to its Amended and Restated Credit and Security Agreement, among the Company and its subsidiaries, as Borrowers, Keybank National Association, Bank of America, N.A., and various other lenders, as Lenders. The amendment to the credit facility increases our line of credit, with asset-based borrowing availability, to $385 million from $340 million. The credit facility may be used for working capital and inventory financing, with the amount of permissible borrowings determined pursuant to a borrowing base formula. The amendment also extends the maturity of the credit facility to March 1, 2009, with two one year renewal options.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

10.20(a) Amendment No. 2 to the Amended and Restated Credit and Security Agreement, among the Company and its subsidiaries, as Borrowers, Keybank National Association, Bank of America, N.A., and various other lenders, as Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

February 16, 2006	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.20(a)	Amendment No. 2 to the Amended and Restated Credit and Security Agreement, among the Company and its subsidiaries, as Borrowers, Keybank National Association, Bank of America, N.A., and various other lenders, as Lenders.